________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
March 11, 2016
__________

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11605 (Commission File Number)	95-4545390 (IRS Employer Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
________________________________________________________________________

Item 8.01 Other Events

On March 11, 2016 the Registrant replaced its existing $1.5 billion 364-Day Credit Agreement and its existing $2.25 billion Five-Year Credit Agreement, each of which supports the Registrant’s commercial paper borrowings and is available for other general corporate purposes.

The new $1.5 billion 364-Day facility will expire on March 10, 2017. As with the former facility, the Registrant has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. The new $2.25 billion Five-Year facility will expire in March 2021. The Registrant’s existing $2.25 billion Five-Year Credit Agreement was scheduled to expire on June 8, 2017.

Under both the new 364-Day facility and the new Five-Year facility, as with the respective former facilities, the Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The remaining provisions of each new facility, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facilities. In particular, each new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney, Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

Copies of the new 364-Day Credit Agreement and the new Five-Year Credit Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits
10.1     364 Day Credit Agreement dated as of March 11, 2016
10.2     Five-Year Credit Agreement dated as of March 11, 2016

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary
Registered In-House Counsel
Dated: March 14, 2016